                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                December 3, 1997
                Date of Report (Date of earliest event reported)


                               BRC HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)



             Delaware                      0-8615            75-1533071
    ----------------------------        ------------     -------------------
    (State or Other Jurisdiction        (Commission        (IRS Employer
          of Incorporation)             File Number)     Identification No.)


                     1111 W. Mockingbird Lane
                            Suite 1500
                        Dallas, Texas                         75247
          ----------------------------------------        -------------
               (Address of Principal Executive Offices)      (Zip Code)



                                (214) 688-1800
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 2(a).    Acquisition or Disposition of Assets

On November 18, 1997, BRC Holdings, Inc. ("BRC" or the "Company") and its wholly-owned subsidiary Business Records Corporation executed definitive agreements pertaining to the divestiture of its business of providing goods and services utilized by public authorities in the conduct of elections. These agreements provided for the sale of the assets and operations of the election business to two companies: American Information Systems, Inc. ("AIS") and the Sequoia Pacific Systems division of the Smurfit Packaging Corporation ("Sequoia"). Specifically, pursuant to the agreement described in Item 2 (a)
(i) below, substantially all of the assets and operations of the election business were sold to AIS with the exception of certain assets, contracts and rights associated with the Company's Op-Scan Technology. The Company's Op-Scan Technology and related assets were sold to Sequoia pursuant to the agreement described in Item 2 (a) (ii). Concurrent with the execution of the asset purchase agreements, AIS and Sequoia entered into a license agreement which sets forth the assignment of Op-Scan customer-related contracts to AIS, and grants to AIS a license to use the Op-Scan Technology acquired by Sequoia.

In addition, on November 20, 1997, BRC executed an Operating Agreement with AIS and Sequoia under which BRC retains authority and supervision of its former Berkeley, California and Rockford, Illinois operations during Transition Periods ranging from four months to two years. During such time, BRC will assist in the production of Op-Scan equipment on behalf of Sequoia and AIS.
BRC will be reimbursed by AIS and Sequoia for expenses it incurs in connection with the fulfillment of its duties.


       (i) Asset Purchase Agreement with AIS.

       On November 18, 1997, BRC and its wholly-owned subsidiary, Business Records Corporation, executed an Asset Purchase Agreement with AIS for the sale of substantially all of the assets and related operations of its elections business. The Agreement provides that BRC will receive consideration consisting of $27.8 million in cash and a $14.1 million promissory note. The note bears interest based on a floating rate equal to the prime lending rate for periods prior to January 1, 2001 and the prime lending rate plus 4% for periods thereafter, and such interest is payable quarterly. The principal amount is due upon maturity of the note on January 1, 2003. In addition, BRC will retain $12.2 million in long-term customer notes and installment receivables. The purchase price was determined in arms length negotiations and is subject to final adjustments pending the outcome of an audit of the assets sold.


       (ii) Asset Purchase Agreement with Sequoia

       On November 18, 1997, BRC and its wholly-owned subsidiary, Business Records Corporation, executed an Asset Purchase Agreement with Sequoia. This agreement provides for the sale of BRC's Op-Scan technology rights, software and related equipment, and the assignment of certain customer contracts of its elections business unit for $5.4 million and the assumption of certain liabilities. The purchase price paid by Sequoia and the other terms of the agreements between Sequoia and BRC were determined in arms length negotiations. Concurrently with its acquisition of the Op-Scan assets from BRC, in the Sequoia Agreement, Sequoia assigned all of the Op-Scan customer contracts acquired from BRC to AIS.

Item 7.       Financial Statements and Exhibits.

       (c)    Exhibits

              10.1 Asset Purchase Agreement, dated November 18, 1997 between AIS and BRC. (Filed herewith.)

              10.2 Asset Purchase Agreement, dated November 18, 1997 between Sequoia and BRC. (Filed herewith.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BRC HOLDINGS, INC.
                                    (Registrant)


                                     By
    DATE: December 3, 1997               /s/ THOMAS E. KIRALY
                                         --------------------------------------
                                         Thomas E. Kiraly
                                         Chief Financial Officer
                                         (Principal Financial Officer
                                         and Principal Accounting  Officer)

                                 EXHIBIT INDEX


No.           Description
---           -----------
10.1          Asset Purchase Agreement, dated November 18, 1997 between AIS and
              BRC.  (Filed herewith.)

10.2 Asset Purchase Agreement, dated November 18, 1997 between Sequoia and BRC. (Filed herewith.)